                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            BOISE CASCADE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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         -----------------------------------------------------------------------
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

                                         [LOGO]
                                         BOISE CASCADE CORPORATION

                                         ------------------------
                                         ANNUAL MEETING
                                         OF SHAREHOLDERS

                                         BOISE, IDAHO
                                         APRIL 15, 1999
                                         ------------------------

                                         NOTICE AND PROXY
                                         STATEMENT

                                     [LOGO]

                            NOTICE OF ANNUAL MEETING
                            Thursday, April 15, 1999
                        12 noon, Mountain Daylight Time

                Boise Cascade Corporation Headquarters Building
                           1111 West Jefferson Street
                                  Boise, Idaho

                                                                  March 11, 1999

Dear Shareholder:

    You are cordially invited to attend the 1999 Boise Cascade Corporation annual meeting of shareholders to:

    - Elect five directors to serve three-year terms.

    - Approve appointment of Arthur Andersen LLP as independent auditors for 1999.

    - Conduct other business properly brought before the meeting.

    Shareholders who owned stock at the close of business on February 22, 1999, can vote at the meeting.

    Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote at that time, you may do so.

    Thank you for your ongoing support of and continued interest in Boise
Cascade.

                                          Sincerely yours,

                                          [LOGO]

                                          George J. Harad
                                          Chairman and
                                          Chief Executive Officer

                                TABLE OF CONTENTS

Notice of Annual Meeting

Boise Cascade Corporation..................................................................................           1

Annual Meeting Information.................................................................................           1
  Proxy Statement..........................................................................................           1
  Voting...................................................................................................           1
  Boise Cascade Employees Who Are Shareholders.............................................................           1
  Confidential Voting Policy...............................................................................           2
  Votes Necessary for Action to be Taken...................................................................           2
  Proxy Solicitation.......................................................................................           2

Proposals You May Vote On..................................................................................           2
  1. Election of Directors.................................................................................           2
  2. Appointment of Independent Public Accountants.........................................................           2
  3. Other Matters to be Presented at the Meeting..........................................................           2

Board of Directors.........................................................................................           3
  Structure................................................................................................           3
  Directors Nominated This Year for Terms Expiring in 2002.................................................           3
  Directors Whose Terms Expire in 2001.....................................................................           4
  Directors Whose Terms Expire in 2000.....................................................................           5
  Business Relationships with Directors....................................................................           5

Meetings and Committees of the Board.......................................................................           6
  Committee of Outside Directors...........................................................................           6
  Executive Committee......................................................................................           6
  Executive Compensation Committee.........................................................................           6
  Audit Committee..........................................................................................           6
  Nominating Committee.....................................................................................           7

Director Compensation......................................................................................           7
  Director Stock Option Plan...............................................................................           7
  Director Stock Compensation Plan.........................................................................           8
  Director Deferred Compensation Program...................................................................           8

Stock Ownership............................................................................................           9
  Directors and Executive Officers.........................................................................           9
  Ownership of More than 5% of Boise Cascade Stock.........................................................          10

Executive Compensation Committee Report....................................................................          11
  Base Salary..............................................................................................          12
  Annual Variable Incentive Compensation...................................................................          12
  Stock Options............................................................................................          12
  Other Compensation Plans.................................................................................          13
  Executive Compensation Committee of the Board of Directors...............................................          13

Performance Graph..........................................................................................          14

Compensation Tables........................................................................................          14
  Stock Option Tables......................................................................................          16

Other Benefit Plans........................................................................................          17
  Deferred Compensation....................................................................................          17
  Pension Plan.............................................................................................          17
  Supplemental Early Retirement Plan.......................................................................          18
  Executive Officer Agreements.............................................................................          18
  Deferred Compensation and Benefits Trust.................................................................          19
  Indemnification..........................................................................................          20

Other Information..........................................................................................          20
  Section 16(a) Beneficial Ownership Reporting Compliance..................................................          20
  Boise Cascade's Annual Report and Form 10-K..............................................................          20
  Shareholder Proposals for the 2000 Annual Meeting........................................................          20
  Shareholder Nominations for Directors....................................................................          20

                            BOISE CASCADE CORPORATION

    Boise Cascade is a major distributor of office products and building materials and an integrated manufacturer and distributor of paper and wood products. We also own and manage over 2 million acres of timberland in the United States. The address of our corporate headquarters is 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001. Our telephone number is (208) 384-6161. Boise Cascade's website is located at www.bc.com on the Internet.

                           ANNUAL MEETING INFORMATION

PROXY STATEMENT

    This proxy statement summarizes information we must provide to you under the rules of the Securities and Exchange Commission (SEC). It is designed to assist you in voting your shares. We began mailing these proxy materials on or about March 11, 1999.

VOTING

    Shareholders can vote by mail or at the annual meeting by completing a proxy card. If you submit a properly executed proxy card, the individuals named on the card, as your proxies, will vote your shares in the manner you indicate. You may specify whether your shares are voted for all, some, or none of the nominees for director and whether your shares are voted for or against the appointment of Arthur Andersen. If you sign and return the card without indicating your instructions, your shares will be voted FOR:

    - the election of the five nominees to serve three-year terms on our board of directors; and

    - the appointment of Arthur Andersen LLP as our independent auditors for 1999.

    You may revoke or change your proxy at any time prior to the vote at the annual meeting. To do so:

    - deliver a new proxy to the independent tabulator, Corporate Election Services, Inc.;

    - give us written notice of your change or revocation; or

    - attend the annual meeting and vote in person.

    Each share of Boise Cascade stock is entitled to one vote. As of February 22, 1999 (the record date for determining shareholders entitled to vote at the meeting), we had the following outstanding voting stock:

-----------------------------------------------------------------------------------------
                                                                           NUMBER OF
TYPE/SERIES OF STOCK                                                  SHARES OUTSTANDING
-----------------------------------------------------------------------------------------
Common stock........................................................       56,371,927
Convertible preferred stock, Series D (ESOP)........................        5,328,293
-----------------------------------------------------------------------------------------

BOISE CASCADE EMPLOYEES WHO ARE SHAREHOLDERS

    Employees participating in the Employee Stock Ownership Plan (ESOP) fund of our Savings and Supplemental Retirement Plan (SSRP) and in the company's common stock fund in one of our savings plans will receive one proxy with respect to all of their shares registered in the same name. ESOP participants may instruct the plan's trustee how to vote the shares allocated to their accounts, as well as a proportionate amount of unallocated and unvoted shares. Participants in the company's common stock fund may instruct the plans' trustee how to vote the shares allocated to their accounts. If you do not provide instructions, the trustee will vote your shares in the same proportion as shares for which voting instructions have been provided by other participants.

CONFIDENTIAL VOTING POLICY

    We have a confidential voting policy. Shareholders' votes on our proxy card will not be disclosed to us other than in specified situations. The tabulator will collect, tabulate, and retain all proxy cards and will forward any comments written on the proxy cards to management.

VOTES NECESSARY FOR ACTION TO BE TAKEN

    A quorum is necessary to hold a valid meeting. A quorum will exist if a majority of the shareholders entitled to cast votes at the meeting are present in person or by proxy.

    The five nominees who receive the greatest number of votes at the annual meeting will be elected as directors. The appointment of Arthur Andersen LLP as our independent public accountants for 1999 requires an affirmative vote of the majority of the votes cast on this matter.

    Abstentions do not count as votes cast either for or against the directors.

PROXY SOLICITATION

    We will pay the expenses of soliciting proxies. We retained D. F. King and Company Inc. to assist us in the distribution and solicitation of proxies. We will pay D. F. King a fee of $14,000, plus expenses, for these services. Proxies may also be solicited on our behalf by directors, officers, and other employees in person or by telephone or electronic transmission. We will not, however, specially compensate these persons for doing so.

                            PROPOSALS YOU MAY VOTE ON

1. ELECTION OF DIRECTORS

    There are five nominees for election this year. Detailed information on each nominee is provided on pages 3 and 4. If a nominee is unavailable for election, we will vote the proxies for another nominee recommended by the Nominating Committee and nominated by the board of directors. As an alternative, the board may reduce the number of directors to be elected at the meeting.

                 YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                            EACH OF THESE NOMINEES.

2. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Your board of directors, upon the recommendation of its Audit Committee, has appointed Arthur Andersen LLP to serve as our independent auditors for 1999, subject to the approval of our shareholders. Arthur Andersen has served us in this capacity since 1956. Representatives of Arthur Andersen will be present at the annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

    Audit services provided by Arthur Andersen during 1998 included an audit of our consolidated financial statements, audits of employee benefit plan financial statements, and a review of our Annual Report and certain other filings with the SEC and certain other governmental agencies. In addition, Arthur Andersen provided various nonaudit services to us during the year.

          YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS FOR 1999.

3. OTHER MATTERS TO BE PRESENTED AT THE MEETING

    Our management does not know of any other matters to be voted on at the meeting. If, however, other matters are presented for a vote at the meeting, the persons named on the enclosed proxy card will vote your properly executed proxy according to their judgment on those matters.

                               BOARD OF DIRECTORS

STRUCTURE

    Our board of directors, comprised of 15 persons, is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term.

    Five directors are nominees for reelection in 1999, each to hold office until the annual meeting of shareholders in 2002 or until he or she reaches mandatory retirement age, whichever is sooner.

    Mr. Edson W. Spencer is retiring from the board effective April 15, 1999, because he has reached our mandatory retirement age for directors. We thank Ed for his many years of thoughtful counsel and loyal service to our board.

    Our other directors are not up for election this year and will continue in office for the remainder of their terms or until they retire. Following Mr. Spencer's retirement and the election of directors, our board will consist of 14 persons.

DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2002

                      ROBERT K. JAEDICKE, 70, was elected to the board of
   [PHOTO] directors in 1983. He is professor (emeritus) of accounting at the Stanford University Business School and served as dean of Stanford's Graduate School of Business from 1983 to 1990. Professor Jaedicke is also a director of Enron Corp., GenCorp Inc., State Farm
                      Insurance Companies, and California Water Service
                      Company.

                      PAUL J. PHOENIX, 71, was elected to the board of
   [PHOTO] directors in 1987. He is the former chairman of the board and chief executive officer of Dofasco Inc., a steel products company.

                      FRANCESCA RUIZ DE LUZURIAGA, 44, was elected to the
   [PHOTO] board of directors in 1998. She is the executive vice president, Worldwide Business Planning and Resources, of Mattel, Inc., one of the major toy manufacturers in the world. Prior to holding this position, Ms.
                      Luzuriaga served as the chief financial officer of Mattel.

                      FRANK A. SHRONTZ, 67, was elected to the board of
   [PHOTO] directors in 1989. He is chairman emeritus and former chief executive officer of The Boeing Company, an aerospace company. He is also a director of Chevron
                      Corporation and Minnesota Mining & Manufacturing Co.

                      WARD W. WOODS, JR., 56, was elected to the board of
   [PHOTO] directors in 1992. He is president and chief executive officer of Bessemer Securities, LLC, a privately held investment company. Mr. Woods is a principal manager, through wholly owned corporations, of the general partner of Bessemer Holdings, L.P., and affiliated investment partnerships. He is also managing general partner, through wholly owned corporations, of Bessemer
                      Partners & Co. Mr. Woods is a director of Kelley Oil &
                      Gas Corporation and several private companies.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

                      ANNE L. ARMSTRONG, 71, was elected to the company's
   [PHOTO] board for the second time in 1978. She was originally elected in 1975 but resigned the following year to accept appointment as U.S. Ambassador to Great Britain.
                      She had served earlier as a counselor to the President of the United States and as chairman of the President's
                      Foreign Intelligence Advisory Board. Mrs. Armstrong is a member of the board of trustees of the Center for Strategic and International Studies, Washington, D.C., and a member of the National Security Advisory Board, Department of Defense. She is also a director of Halliburton Company and American Express Company.

                      PHILIP J. CARROLL, 61, was elected to the board of
   [PHOTO] directors in 1997. He is the chairman of the board and chief executive officer of Fluor Corporation, a global engineering, construction, maintenance, and diversified services company. Mr. Carroll is the former president and chief executive officer of Shell Oil Company.

                      RAKESH GANGWAL, 45, was elected to the board of
   [PHOTO] directors in 1998. He is a director and the president and chief executive officer of US Airways Group, Inc., the parent corporation for US Airways' mainline jet and express divisions as well as several related companies, all in the air transportation industry. He is also the president and chief executive officer of US Airways, Inc., the main operating arm of US Airways Group.

                      GARY G. MICHAEL, 58, was elected to the board of
   [PHOTO] directors in 1997. He is a director, chairman of the board, and chief executive officer of Albertson's, Inc., a retail food and drug company. He is also a director of Questar Corporation and chairman of the Federal Reserve Bank of San Francisco.

                      A. WILLIAM REYNOLDS, 65, was elected to the board of
   [PHOTO]            directors in 1989. He is the chief executive of Old
                      Mill Group, a private investment firm. Mr. Reynolds is the former chairman of the board and chief executive officer of GenCorp Inc., a diversified manufacturing and service company. He is also a director of Boise
                      Cascade Office Products Corporation and Eaton
                      Corporation and former chairman of the Federal Reserve
                      Bank of Cleveland.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

                      EDWARD E. HAGENLOCKER, 59, was elected to the board of
   [PHOTO] directors in 1998. He is the former vice chairman of Ford Motor Company, an automotive manufacturer, and former chairman of Visteon Automotive Systems, an automotive parts business and enterprise of Ford Motor
                      Company. He is also a director of Air Products and Chemicals, Inc.

                      GEORGE J. HARAD, 54, was elected a member of the board
   [PHOTO] and president of the company in 1991. He was elected chief executive officer of Boise Cascade in 1994 and became chairman of the board in 1995. Mr. Harad has been an executive officer of the company since 1982. He is also chairman of the board of Boise Cascade Office
                      Products Corporation and a director of Allendale
                      Insurance Co. and US West, Inc.

                      DONALD S. MACDONALD, 67, was elected to the company's
   [PHOTO] board for the second time in 1996. He was originally elected in 1978 but resigned in 1986. Mr. Macdonald is of counsel in the Toronto law firm of McCarthy
                      Tetrault. He served as Canadian High Commissioner to
                      Great Britain and Northern Ireland from 1988 to 1991.
                      In addition, Mr. Macdonald was a member of the Canadian
                      House of Commons for 16 years and a former chairman of the Royal Commission on the Economic Union and Development Prospects for Canada. Between 1968 and
                      1977, he held the Cabinet positions of President of the Privy Council; Minister of National Defence; Minister of Energy, Mines, and Resources; and Minister of Finance. Mr. Macdonald is chairman and director of Celanese Canada Inc. and a director of Alberta Energy
                      Company Limited, BFC Construction Corporation, Sun Life
                      Assurance Company of Canada, TransCanada Pipelines
                      Limited, and several private companies.

                      JANE E. SHAW, 60, was elected to the board of directors
   [PHOTO] in 1994. She is the chairman of the board and chief executive officer of AeroGen, Inc., a private company specializing in the development of pulmonary drug delivery systems. Dr. Shaw formerly served as president and chief operating officer of ALZA Corporation, a therapeutic systems company. She is also a director of Aviron, Intel Corporation, and McKesson HBOC, Inc.

BUSINESS RELATIONSHIPS WITH DIRECTORS

    Donald S. Macdonald is of counsel in the law firm of McCarthy Tetrault, located in Toronto, Ontario, Canada. We and some of our affiliates occasionally used this firm's services in 1998 to advise us on Canadian legal matters. We expect to do the same in 1999. We retain this firm independently of Mr. Macdonald's service on our board of directors.

                      MEETINGS AND COMMITTEES OF THE BOARD

    During 1998, our board of directors met seven times. In addition to meetings of the full board, directors also attended meetings of board committees. All of the directors, except Ms. Shaw and Mr. Woods, attended at least 75% of the total meetings of the board and the committees on which they served.

                THE BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

------------------------------------------------------------------------------------------------------------------------------
                                                                                        EXECUTIVE
                                                       COMMITTEE OF      EXECUTIVE    COMPENSATION      AUDIT      NOMINATING
DIRECTOR                                            OUTSIDE DIRECTORS    COMMITTEE      COMMITTEE     COMMITTEE     COMMITTEE
------------------------------------------------------------------------------------------------------------------------------
Anne L. Armstrong.................................           X                              X                           X
Philip J. Carroll.................................           X                              X              X
Rakesh Gangwal(1).................................           X
Edward E. Hagenlocker.............................           X                              X                           X
George J. Harad...................................                            X(2)
Robert K. Jaedicke................................           X                                             X
Donald S. Macdonald...............................           X                                             X            X
Gary G. Michael...................................           X                              X              X
Paul J. Phoenix...................................           X                X                            X(2)
A. William Reynolds...............................           X                              X                           X
Francesca Ruiz de Luzuriaga(1)....................           X
Jane E. Shaw......................................           X                X                                         X(2)
Frank A. Shrontz..................................           X(2)             X                                         X
Edson W. Spencer..................................           X                                             X
Ward W. Woods, Jr.................................           X                X             X(2)

1998 Meetings.....................................           2                1             4              3            3
------------------------------------------------------------------------------------------------------------------------------

(1) New directors elected in December 1998. In 1999, Ms. Ruiz de Luzuriaga will serve on the Committee of Outside Directors, Executive Compensation Committee, and Audit Committee. Mr. Gangwal will serve on the Committee of Outside Directors, Audit Committee, and Nominating Committee.

(2) Committee chair.

COMMITTEE OF OUTSIDE DIRECTORS

    The Committee of Outside Directors reviews the performance of the chief executive officer against his individual and corporate goals and strategies. It also reviews the performance and processes of the board of directors and evaluates the communication among the board, management, and shareholders. The committee meets at least twice each year without Mr. Harad (our only management director) present.

EXECUTIVE COMMITTEE

    In the absence of a full meeting of the board, the Executive Committee can exercise most of the powers and authority of the full board to manage our business and affairs.

EXECUTIVE COMPENSATION COMMITTEE

    The Executive Compensation Committee, comprised entirely of outside directors, establishes all executive officer compensation. In addition, it reviews general compensation and benefit plans and oversees administration of stock option and variable compensation programs which apply to officers and directors. The committee also advises the board on nominees for executive officer positions in the company.

AUDIT COMMITTEE

    The Audit Committee, comprised entirely of outside directors, meets periodically with management, our internal auditors, and our independent auditors to assure that appropriate audits of our affairs are being conducted. Additionally, it reviews corporate compliance policies and activities, the scope of internal and external audit activities, and the results of the annual audit. The committee also recommends a public accounting firm to serve as independent auditors each year. Both the independent auditors and the internal auditors communicate directly with the committee (outside the presence of management) regarding the results of their examinations, the adequacy of internal accounting controls, and the integrity of financial reporting.

NOMINATING COMMITTEE

    The Nominating Committee, comprised entirely of outside directors, reviews and recommends candidates for nomination to the board.

    The board of directors has established qualifications for directors, including the ability to apply good and independent judgment in a business situation and the ability to represent the interests of all our shareholders and constituencies. A director also must be free from any conflicts of interest which would interfere with his or her loyalty to us and our shareholders. In evaluating board candidates, the committee considers these qualifications as well as several other factors, including but not limited to:

    - demonstrated maturity and experience;

    - geographic balance;

    - expertise in business arenas relevant to Boise Cascade;

    - background as an educator in business, economics, or the sciences; and

    - diversity of background, with particular consideration to female and minority candidates.

    If you wish to suggest a nominee for the committee to consider for future elections, write to Karen E. Gowland, vice president and corporate secretary, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001. You should describe in detail your proposed nominee's qualifications and other relevant biographical information and indicate whether the proposed nominee is willing to accept nomination. If you wish to nominate a director directly, rather than through the Nominating Committee, you should follow the procedures described on page 20 under "Shareholder Nominations for Directors."

                              DIRECTOR COMPENSATION

    Of our current board members, only one, Mr. Harad, is a salaried employee of Boise Cascade. Board members that are not salaried employees receive separate compensation for board service. That compensation includes:

Annual Retainer:                           $30,000

Committee Chairperson Stipend:             $6,500 annually

Attendance Fees:                           $1,500 for each board meeting
                                           $600 for each committee meeting
                                           $600 for each board or committee meeting
                                             conducted by telephone
                                           $600 for taking any action by consent in
                                             lieu of meeting
                                           Expenses related to attendance

Stock Options:                             1,500 annually

DIRECTOR STOCK OPTION PLAN

    Through our shareholder-approved Director Stock Option Plan, each nonemployee director receives an annual stock option grant. The options are exercisable one year after the grant date, and they expire the earlier of (a) three years after the director's retirement, resignation, death, or termination as a director or (b) ten years after the grant date. Individuals who are directors on January 1, or who are newly elected between January 1 and July 31, receive a grant on July 31. Directors newly elected between August 1 and December 31 receive a grant when they are elected.

    In 1998, each nonemployee director was granted an option to purchase 1,500 shares of our common stock at a price equal to the stock's closing market price on the grant date.

DIRECTOR STOCK COMPENSATION PLAN

    Through our shareholder-approved Director Stock Compensation Plan, nonemployee directors can elect to receive part or all of their retainers and meeting fees in stock options rather than cash. Under the plan, the directors must specify by December 31 of each year how much of their retainer and meeting fees for the following year they wish to receive in the form of stock options.

    Options are granted to participating directors at the end of each calendar year, equal in value to the cash compensation that the participating directors would otherwise have received. The number of option shares granted to a participating director is based on the amount of compensation he or she elected to have paid in options and the market value of our common stock on July 31 of each year. The options have an exercise price of $2.50 per share, can be exercised six months after the date of grant, and expire three years after the director's resignation, retirement, or termination as director. Ten of the 14 eligible directors participated in this plan in 1998, and nine directors have elected to participate in the plan in 1999.

DIRECTOR DEFERRED COMPENSATION PROGRAM

    Our directors' deferred compensation program allows each nonemployee director to defer all or a portion of his or her cash compensation.

    Under this program, nonemployee directors may defer from a minimum of $5,000 to a maximum of 100% of their cash compensation in a calendar year. For deferrals prior to 1988, interest is imputed on the deferred amount at a monthly rate equal to Moody's Composite Average of Yields on Corporate Bonds plus four percentage points. For deferrals from 1988 to the present, interest is imputed at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. A minimum death benefit is also provided based on pre-1995 deferrals. We have purchased corporate-owned life insurance policies to help offset the expense of this program. In the event of a change in control, as defined in the plans, a trust will pay our obligations under these plans. For more information on this trust, see "Deferred Compensation and Benefits Trust" on page 19.

    As of December 31, 1998, seven current directors were participating in the deferred compensation program.

                                 STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

    The directors, nominees for director, and executive officers furnished the following information to us regarding the shares of our common stock which they beneficially owned on December 31, 1998.

                  OWNERSHIP OF BOISE CASCADE CORPORATION STOCK

---------------------------------------------------------------------------------------------------------------------
                                                                                      AMOUNT AND NATURE
                                                                                        OF BENEFICIAL     PERCENT OF
NAME OF BENEFICIAL OWNER                                                                  OWNERSHIP          CLASS
---------------------------------------------------------------------------------------------------------------------
DIRECTORS(1)
Anne L. Armstrong..................................................................           13,575               *
Philip J. Carroll..................................................................            4,962               *
Rakesh Gangwal.....................................................................            1,500               *
Edward E. Hagenlocker..............................................................            2,262               *
George J. Harad....................................................................          604,229(2)            *
Robert K. Jaedicke.................................................................            5,996               *
Donald S. Macdonald................................................................            6,614               *
Gary G. Michael....................................................................            4,734               *
Paul J. Phoenix....................................................................            8,195               *
A. William Reynolds................................................................           24,538               *
Francesca Ruiz de Luzuriaga........................................................            1,500               *
Jane E. Shaw.......................................................................            8,863               *
Frank A. Shrontz...................................................................            8,500               *
Edson W. Spencer...................................................................           23,951               *
Ward W. Woods, Jr..................................................................           26,320               *

OTHER NAMED EXECUTIVES
Christopher C. Milliken............................................................            1,300(2)            *
N. David Spence....................................................................          143,636(2)            *
Theodore Crumley...................................................................          160,608(2)            *
Richard B. Parrish.................................................................           73,692(2)            *
All directors, nominees for director, and executive officers as a group(1)(2)(3)...        2,278,703            3.75%

* Less than 1% of class
---------------------------------------------------------------------------------------------------------------------

(1) Beneficial ownership for the directors includes all shares held of record or in street name, plus options granted but unexercised under the Director Stock Compensation Plan ("DSCP") and Director Stock Option Plan ("DSOP"), described on page 7 under "Director Compensation." The number of shares subject to options under the DSCP included in the beneficial ownership table is as follows: Mrs. Armstrong, 6,575 shares; Ms. Shaw, 3,363 shares; and Messrs. Carroll, 1,962 shares; Hagenlocker, 762 shares; Macdonald, 914 shares; Michael, 843 shares; Phoenix, 2,362 shares; Reynolds, 9,038 shares; Spencer, 1,677 shares; Woods, 10,820 shares; and directors as a group, 38,316 shares. The number of shares subject to options under the DSOP included in the beneficial ownership table is as follows: Mrs. Armstrong, 5,500 shares; Ms. Ruiz de Luzuriaga, 1,500 shares; Ms. Shaw, 5,500 shares; and Messrs. Carroll, 3,000 shares; Gangwal, 1,500 shares; Hagenlocker, 1,500 shares; Jaedicke, 5,500 shares; Macdonald, 4,500 shares; Michael, 3,000 shares; Phoenix, 5,500 shares; Reynolds, 5,500 shares; Shrontz, 5,500 shares; Spencer, 5,500 shares; Woods, 5,500 shares; and directors as a group, 59,000 shares.

(2) The beneficial ownership for these executive officers includes all shares held of record or in street name, plus options granted but unexercised under the Key Executive Stock Option Plan ("KESOP"), described on page 16 under "Stock Option Tables," and interests in shares of common stock held in the Boise Cascade Common Stock Fund by the trustee of the company's Savings and Supplemental Retirement Plan ("SSRP"), a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. The following table indicates the nature of each executive's stock ownership and also shows the number of shares of convertible preferred stock, Series D, held in the Employee Stock Ownership Plan ("ESOP") fund of the SSRP which are not included in the beneficial ownership table.

                                                               COMMON     UNEXERCISED      SSRP         ESOP
                                                               SHARES        OPTION       (COMMON    (PREFERRED
                                                                OWNED        SHARES       STOCK)       STOCK)
                                                             -----------  ------------  -----------  -----------
George J. Harad............................................       3,050       593,200        7,979          793
Christopher C. Milliken....................................           0         1,300            0          906
N. David Spence............................................       2,038       139,600        1,998          273
Theodore Crumley...........................................       1,180       140,200       19,228          563
Richard B. Parrish.........................................       3,358        70,200          134          569
All executive officers as a group..........................      15,034     2,059,825       62,334       13,858

(3) Our executive officers (individually or as a group) do not own more than 1% of the company's Series D Preferred Stock (ESOP).

    On December 31, 1998, the following directors, nominees for director, and executive officers beneficially owned the following number of shares of common stock of Boise Cascade Office Products Corporation, our majority-owned subsidiary.

          OWNERSHIP OF BOISE CASCADE OFFICE PRODUCTS CORPORATION STOCK

---------------------------------------------------------------------------------------------------------------------
                                                                   COMMON                       SSRP
                                                                   SHARES      UNEXERCISED     (COMMON       TOTAL
NAME OF BENEFICIAL OWNER                                            OWNED     OPTION SHARES    STOCK)      SHARES(1)
---------------------------------------------------------------------------------------------------------------------
DIRECTORS
Anne L. Armstrong..............................................       4,000             0             0        4,000
George J. Harad................................................       2,000             0             0        2,000
A. William Reynolds............................................      20,000        18,000             0       38,000
Jane E. Shaw...................................................       5,000             0             0        5,000

OTHER NAMED EXECUTIVES
Christopher C. Milliken........................................       8,400       178,400        13,707      200,507
Theodore Crumley...............................................       1,000             0             0        1,000
All directors, nominees for director, and executive officers as
  a group......................................................      45,600       376,800        63,836      486,236
---------------------------------------------------------------------------------------------------------------------

(1) The individual and aggregate beneficial ownership represents less than 1% of the outstanding shares.

OWNERSHIP OF MORE THAN 5% OF BOISE CASCADE STOCK

    As of December 31, 1998, the table below describes each person or entity that we know to be the beneficial owner of more than 5% of any class of our voting securities.

------------------------------------------------------------------------------------------------------------------
                                                                      DISPOSITIVE
                                              VOTING AUTHORITY         AUTHORITY        TOTAL AMOUNT
                                            --------------------  --------------------  OF BENEFICIAL  PERCENT OF
NAME AND ADDRESS                              SOLE      SHARED      SOLE      SHARED      OWNERSHIP       CLASS
------------------------------------------------------------------------------------------------------------------
                                          COMMON STOCK, $2.50 PAR VALUE
------------------------------------------------------------------------------------------------------------------
Dodge & Cox                                 3,329,439     58,800  3,738,328          0     3,738,328       6.9   %
One Sansome St.
35th Floor
San Francisco, CA 94104

Joint filing by Franklin Resources, Inc.,   4,953,356          0  4,958,156          0     4,958,156       8.8   %
Templeton Global Advisors Ltd.,
Charles B. Johnson, and
Rupert H. Johnson, Jr.
777 Mariners Island Blvd.
San Mateo, CA 94404

Morgan Stanley Dean Witter & Co.                    0  4,812,472          0  4,904,157     4,904,157      8.71   %
1585 Broadway
New York, NY 10036

Scudder Kemper Investments, Inc.              820,405  2,648,559  3,684,428     25,403     3,709,831       6.6   %
345 Park Avenue
New York, NY 10154
                           COMMON STOCK, $2.50 PAR VALUE, AND COMMON STOCK EQUIVALENTS
------------------------------------------------------------------------------------------------------------------
State Street Bank and Trust Company*          712,306  6,857,311  1,093,772  5,473,604     6,567,376(1)    10.83  %
225 Franklin St.
Boston, MA 02110

                                      CONVERTIBLE PREFERRED STOCK, SERIES D
------------------------------------------------------------------------------------------------------------------
State Street Bank and Trust Company, as             0  5,356,648          0  5,356,648     5,356,648(2)     100   %
  Trustee for the Boise Cascade
  Corporation
  Employee Stock Ownership Plan (ESOP)
225 Franklin St.
Boston, MA 02110

*Approximately 17.8% of these shares are held by State Street Bank and Trust Company in its capacity as trustee for the company's employee savings plans.

--------------------------------------------------------------------------------

(1) State Street Bank and Trust Company, as trustee for three of the company's defined contribution plans and for the Employee Stock Ownership Plan ("ESOP") fund of the Savings and Supplemental Retirement Plan, reported on a
    Schedule 13G that it was the beneficial owner of 6,567,376 shares of the company's common stock. This represents 2,262,934 shares of the company's common stock and 5,356,648 shares of the company's Convertible Preferred Stock, Series D (held by the ESOP). The shares of preferred stock held by the ESOP are convertible into approximately

    4,304,442 shares of common stock (using a conversion ratio of 1 share of preferred stock = .80357 common shares). Included in the reported shares were 1,169,162 shares of Boise Cascade common stock held by State Street as trustee for the company's defined contribution plans, representing approximately 2.1% of the company's common stock outstanding as of December 31, 1998. The trustee, subject to participants' instructions, has voting and investment authority for the shares held in the company's plans and for the ESOP shares. State Street Bank and Trust Company has sole voting power for 712,306 shares and sole investment power for 1,093,772 shares not held as trustee for the company's benefit plans.

(2) The shares of preferred stock held by the ESOP represent approximately 8.7% of the company's voting securities outstanding as of December 31, 1998. For further information regarding the Series D preferred stock, see footnote (1) above.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

    The Executive Compensation Committee of the board of directors approves the individual salaries and compensation programs for executive officers. Some of the company's executive officers are employed by Boise Cascade Office Products Corporation ("BCOP") and receive their compensation from BCOP. BCOP's Compensation Committee approves the compensation programs and salaries for these officers. The following report explains the basis for the committee's compensation decisions during 1998.

    The company's salary policy provides for compensation at competitive levels for all employees. Our executive compensation program is designed to:

    - attract, motivate, reward, and retain the broad-based management talent critical to achieving the company's business goals;

    - link a portion of each executive officer's compensation to the performance of both the company and the individual executive officer; and

    - encourage ownership of company common stock by executive officers.

    To ensure that compensation levels remain competitive, the company reviews various reports and other information on the executive compensation practices of 53 other companies within the paper and forest products industry. These companies are selected primarily because comparable levels of responsibility can be identified for executives within those companies. Of these, 10 are included in the paper and forest products company index contained in the performance graph following this report.

    The company also collects information on the compensation practices of approximately 270 Fortune 500 manufacturing companies. Together, these paper and forest products industry and manufacturing companies are referred to as "peer group" companies in this report. In addition to the peer group companies' compensation information, the company and committee use information regarding executive compensation programs provided by human resource consulting firms, including in 1998, Hewitt Associates, Management Compensation Group, and Stern Stewart & Co.

    The company's executive compensation program has four principal components:

    - base salary;

    - annual variable incentive compensation;

    - stock options; and

    - other compensation plans.

During 1998, the cash-based annual variable (at-risk) incentive component linked executive compensation directly to the company's financial performance, and the stock option component tied executive compensation to growth in its stock value.

    The company's compensation plans reflect the committee's intent that the compensation paid to executive officers will qualify for federal income tax deduction by the company. Executive compensation decisions, however, necessarily involve some subjective judgment. The committee reserves the authority to make compensation payments that may not be deductible under federal tax law.

BASE SALARY

    A salary guideline is established for each salaried position in the company, including each executive officer position. The midpoint of each salary guideline approximates the average salary, adjusted for company size (in sales), of equivalent positions at the peer group companies. Annual base salary is designed to compensate executives for their level of responsibility, sustained individual performance, and performance of the business or staff unit which the executive heads. Business or staff unit performance is measured by economic value added, return on total capital, effective environmental management, achievement of sales or production targets, effectiveness of cost-containment measures, implementation of Total Quality process improvements, and other factors relevant to the specific position. In weighing these factors, the committee must make inherently subjective judgments.

    Each year, the committee reviews the criteria discussed above and establishes the chief executive officer's base salary. The chief executive officer's performance is formally reviewed against a written performance plan. In 1998, the committee set Mr. Harad's base salary at $800,004 per year. This salary rate was approximately 8.1% above the midpoint of the designated salary guideline ($740,340) for the company's chief executive officer. Mr. Harad's salary reflects his 28 years of experience with the company, his responsibilities as chief executive officer, and his role in the company's strategic positioning, cost-effectiveness programs, and Total Quality evolution.

ANNUAL VARIABLE INCENTIVE COMPENSATION

    The committee establishes objective performance criteria for the variable incentive compensation program. This program applies to all of the company's salaried and certain of its hourly employees. The committee oversees administration of the plan covering executive officers.

    The criteria for the program specify percentages of the participants' compensation to be paid as additional cash compensation based on improvements in the company's "economic value added." Economic value added is determined by calculating the company's operating profit and then subtracting a pretax charge for the capital used to generate that profit. Studies indicate that, for the company, increases in economic value added have a high positive correlation to increases in shareholder value over time.

    The committee establishes target payouts for each participating position. The target payout for the chief executive officer, over a complete business cycle, should average approximately 70% of the chief executive officer's base salary, assuming the company performs satisfactorily. The actual payout under the plan varies from year to year depending on the company's financial performance for the year. Target payout amounts for executive officers and other plan participants also vary, depending on the participants' level of responsibility and on competitive compensation practices.

    Under the 1998 program, Mr. Harad received a payment equal to 93.9% of his base salary, as reported in the Summary Compensation Table. The Summary Compensation Table reflects amounts paid under this variable incentive program.

STOCK OPTIONS

    The purpose of the stock option plan is to further align management's interests with the company's long-term performance and, therefore, the long-term interests of the shareholders. The committee grants stock options to executive officers and other key managers. It administers this plan and generally grants stock options to plan participants each year. Stock options were granted in 1998. Since the exercise price of all grants represents the fair market value of the common stock when granted, the options have no value unless the common stock price appreciates in the future.

    The committee determines the number of stock options to grant by:

    - analyzing peer group companies' competitive compensation;

    - considering consultants' recommendations; and

    - taking each individual's salary guideline and responsibility into account.

The committee may also consider the number and exercise price of options granted to an individual in the past. Corporate or business unit measures are not used to determine the size of individual option grants.

    The stock option plan limits the number of shares issued to any individual over the life of the plan to 15% of the total number of shares authorized by shareholders for issuance under the plan. This provision reflects the committee's view that the plan is intended to provide long-term incentive compensation to a relatively broad spectrum of the company's management.

    In 1998, Mr. Harad received a grant of an option to purchase 102,800 shares of the company's common stock. In determining the number of shares to include in Mr. Harad's grant, the committee considered:

    - information about stock option grants to chairpersons and chief executive officers of the peer group companies;

    - the company's financial performance;

    - the number of shares granted to other chief executive officers and the value of those options;

    - the size of grants offered to the company's other executive officers; and

    - the number and exercise price of shares previously granted to Mr. Harad.

OTHER COMPENSATION PLANS

    The company's executive officers are entitled to receive additional compensation in the form of payments, allocations, or accruals under various other compensation and benefit plans. The plans are described more fully in the footnotes to the Summary Compensation Table and on page 17 under "Other Benefit Plans." Each of these plans is an integral part of the company's compensation program.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

            Ward W. Woods, Jr., Chairman
            Anne L. Armstrong
            Philip J. Carroll
            Edward E. Hagenlocker
            Gary G. Michael
            A. William Reynolds

                                PERFORMANCE GRAPH

    The following graph compares the five-year cumulative total return (assuming dividend reinvestment) for the Standard & Poor's 500 index, the Standard & Poor's paper and forest products company index, and Boise Cascade.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            BOISE CASCADE CORP.     PAPER & FOREST PRODUCTS    S&P 500 INDEX
1993                      $100.00                    $100.00           $100.00
1994                      $116.59                    $104.20           $101.32
1995                      $152.81                    $114.72           $139.40
1996                      $143.00                    $126.90           $171.40
1997                      $138.67                    $136.07           $228.59
1998                      $144.90                    $138.77           $293.91

                                                         BASE PERIOD   RETURN     RETURN     RETURN     RETURN     RETURN
COMPANY/INDEX NAME                                          1993        1994       1995       1996       1997       1998
---------------------------------------------------------------------------------------------------------------------------
Boise Cascade Corp.....................................   $     100   $  116.59  $  152.81  $  143.00  $  138.67  $  144.90
Paper & Forest Products................................         100      104.20     114.72     126.90     136.07     138.77
S&P 500 Index..........................................         100      101.32     139.40     171.40     228.59     293.91
---------------------------------------------------------------------------------------------------------------------------

                               COMPENSATION TABLES

    The following tables present compensation information for our chief executive officer and the four next most highly compensated executive officers during 1998.

    This table sets forth compensation earned during each of the last three years.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------
                                                                                              LONG-TERM
                                                        ANNUAL COMPENSATION                 COMPENSATION
                                           ---------------------------------------------       AWARDS
                                                                                          -----------------
                                                                            OTHER            SECURITIES
                                                                           ANNUAL            UNDERLYING          ALL OTHER
                                            SALARY($)    BONUS($)      COMPENSATION($)     OPTIONS/SARS(#)    COMPENSATION($)
NAME AND PRINCIPAL POSITION          YEAR      (2)          (3)              (4)                 (5)                (6)
------------------------------------------------------------------------------------------------------------------------------
George J. Harad,                     1998   $ 791,628    $ 751,284        $   1,891             102,800          $  98,029
Chairman and                         1997     757,377      623,548                0              85,000             69,756
  Chief Executive Officer            1996     719,382      129,941              499              70,000             95,925

Christopher C. Milliken,             1998     371,250      202,722                0                   0(1)          26,050
Senior Vice President(1)             1997     233,757       87,840                0                   0             22,042
                                     1996     207,522      199,331                0                   0             17,811

N. David Spence,                     1998     338,502      206,465            3,054              23,100             50,421
Senior Vice President and General    1997     324,006      171,548              135              23,800             43,207
  Manager, Paper Division            1996     305,214       41,652                0              22,900             52,130

Theodore Crumley,                    1998     328,503      200,431                0              28,700             45,470
Senior Vice President and            1997     312,900      166,314                0              24,300             40,418
  Chief Financial Officer            1996     290,202       39,730              349              22,900             49,203

Richard B. Parrish,                  1998     300,006      182,443                0              23,100             44,400
Senior Vice President,               1997     290,250      153,448                0              19,900             33,093
  Building Products                  1996     277,452       37,487                0              19,700             40,046
------------------------------------------------------------------------------------------------------------------------------

(1) All of Mr. Milliken's 1998 compensation was paid by Boise Cascade Office Products Corporation with the exception of certain accruals of above-market interest on executive officer deferred compensation plans maintained by the company to which he contributed prior to 1996. During 1998, Mr. Milliken was not granted an option to purchase shares of Boise Cascade's common stock but was granted an option by the Compensation Committee of the Boise Cascade Office Products Corporation board of directors to purchase 90,000 shares of Boise Cascade Office Products Corporation's common stock under its Key Executive Stock Option Plan.

(2) Includes amounts deferred under the company's SSRP and Executive Officer Deferred Compensation Plans and, for Mr. Milliken, amounts deferred under the Boise Cascade Office Products Corporation Deferred Compensation Plans.

(3) Payments, if any, under the company's and Boise Cascade Office Products Corporation's variable incentive compensation program. See "Annual Variable Incentive Compensation" on page 12.

(4) The amounts shown in this column reflect the amount of federal income tax incurred by the named executive and paid by the company or Boise Cascade Office Products Corporation relating to various executive officer benefits. The cost incurred by the company during these years for various perquisites provided to each of the named executive officers is not included in this column, because the amount did not exceed the lesser of $50,000 or 10% of the executive's compensation during each year.

(5) Grants under the company's Key Executive Stock Option Plan.

(6) Amounts disclosed in this column include the following:

--------------------------------------------------------------------------------------------------------------------
                                                                  ACCRUALS OF
                                               COMPANY           ABOVE-MARKET           COMPANY          COMPANY-
                                              MATCHING            INTEREST ON         ALLOCATIONS          PAID
                                            CONTRIBUTIONS      EXECUTIVE OFFICER        TO THE            PORTION
                                               TO THE              DEFERRED            EMPLOYEE        OF EXECUTIVE
                                          EXECUTIVE OFFICER      COMPENSATION       STOCK OWNERSHIP    OFFICER LIFE
                                        DEFERRED COMPENSATION        PLANS               PLAN            INSURANCE
NAME                           YEAR      OR SSRP PLANS($)(*)      BALANCES($)             ($)           PROGRAMS($)
--------------------------------------------------------------------------------------------------------------------
George J. Harad............       1998        $  59,347            $  25,762           $     800         $  12,120
                                  1997           37,267               15,914               1,800            14,775
                                  1996           65,445               12,884               1,700            15,896

Christopher C. Milliken....       1998           13,773                8,072                   0             4,205
                                  1997           12,993                6,356                   0             2,693
                                  1996           10,968                4,549                   0             2,294

N. David Spence............       1998           21,422               14,668                 592            13,739
                                  1997           15,358                9,708               1,242            16,899
                                  1996           25,094                8,004               1,088            17,944

Theodore Crumley...........       1998           20,782               10,600                 800            13,288
                                  1997           14,811                7,023               1,800            16,784
                                  1996           23,737                5,812               1,700            17,954

Richard B. Parrish.........       1998           19,045               21,360                 800             3,195
                                  1997           13,765               14,611               1,800             2,917
                                  1996           23,176               12,494               1,700             2,676
--------------------------------------------------------------------------------------------------------------------

    (*) The company's Executive Officer Deferred Compensation Plans and Boise
       Cascade Office Products Corporation's Deferred Compensation Plans are unfunded plans pursuant to which executive officers may irrevocably elect to defer receipt of a portion (6% to 20%) of their base salary until termination of employment or beyond. Amounts deferred through December 31, 1998, are generally credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. The company's SSRP, in which employees of Boise Cascade Office Products Corporation may also participate, is a profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code which contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code.

STOCK OPTION TABLES

    This table details the 1998 option grants under our Key Executive Stock Option Plan ("KESOP") to the five executives named in the Summary Compensation Table, as well as to all executive officers as a group and nonofficer employees as a group.

                           OPTION/SAR GRANTS IN 1998

----------------------------------------------------------------------------------------------------------------------
                                                            INDIVIDUAL GRANTS
                                      --------------------------------------------------------------
                                         NUMBER OF                                                       GRANT DATE
                                        SECURITIES         PERCENT OF                                      VALUE
                                        UNDERLYING       TOTAL OPTIONS/      EXERCISE                 ----------------
                                       OPTIONS/SARS      SARS GRANTED TO      OR BASE                    GRANT DATE
                                          GRANTED         EMPLOYEES IN         PRICE     EXPIRATION   PRESENT VALUE(3)
NAME                                        (#)            FISCAL YEAR       ($/SH)(2)      DATE            ($)
----------------------------------------------------------------------------------------------------------------------
George J. Harad.....................       102,800              12.21%       $  28.875     7/31/08      $    811,092
Christopher C. Milliken(1)..........             0                 --                0           --                0
N. David Spence.....................        23,100               2.74           28.875     7/31/08           182,259
Theodore Crumley....................        28,700               3.41           28.875     7/31/08           226,443
Richard B. Parrish..................        23,100               2.74           28.875     7/31/08           182,259
Executive officers as a group.......       406,700              48.31           28.875     7/31/08         3,208,863
Nonofficer employees as a group.....       435,190              51.69           28.875     7/31/08         3,433,649
----------------------------------------------------------------------------------------------------------------------

(1) During 1998, Mr. Milliken was not granted an option to purchase shares of Boise Cascade's common stock but was granted an option, by the Compensation Committee of the Boise Cascade Office Products Corporation board of directors, to purchase 90,000 shares of Boise Cascade Office Products Corporation's common stock under its Key Executive Stock Option Plan at an exercise price of $18.50/share. This option had a present value at the grant date (using the Black-Scholes valuation model with assumptions of risk-free interest rate of 5.5%, expected option term of 4.2 years, and stock price volatility of 35%) of $606,600 (BCOP common stock currently pays no dividends). This grant represents 11.51% of the percent of total option grants to BCOP employees during 1998.

(2) Under the KESOP, the exercise price must be the fair market value at the date of grant. Options granted under this plan during 1998 were fully vested when granted. However, except under limited circumstances, the options are not exercisable until one year after the date of the grant. Under the plan, no options may be granted after July 24, 2004. The exercise price of options granted to executive officers as a group and nonofficer employees as a group is the weighted average of options granted during 1998.

(3) "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, with assumptions of: (a) a risk-free interest rate of 5.4%, (b) expected stock price volatility of 30%, (c) expected option term of 4.2 years, and (d) expected dividends of $.60/share. Based on this model, the calculated values of the options on July 30, 1998 (grant date), are $7.89 per share granted. This value does not necessarily represent the amount an option holder may ultimately realize upon exercise of an option.

    The following table sets forth the shares acquired and gross value (without adjustment for personal income taxes and fees, if any) realized by the top five executives when they exercised their stock options during 1998 and also states the year-end gross value of unexercised stock options held by these executives.

       AGGREGATE OPTION/SAR EXERCISES FOR 1998 AND 1998 OPTION/SAR VALUES

----------------------------------------------------------------------------------------------------------------
                                                                                NUMBER OF
                                                                               SECURITIES          VALUE OF
                                                                               UNDERLYING        UNEXERCISED
                                                                               UNEXERCISED       IN-THE-MONEY
                                                                              OPTIONS/SARS       OPTIONS/SARS
                                                                             AT 12/31/98 (#)   AT 12/31/98 ($)
                                              SHARES ACQUIRED      VALUE      EXERCISABLE/       EXERCISABLE/
NAME                                           UPON EXERCISE    REALIZED(1)   UNEXERCISABLE    UNEXERCISABLE(2)
----------------------------------------------------------------------------------------------------------------
George J. Harad............................              0       $       0   490,400/102,800  $1,713,750/218,450
Christopher C. Milliken....................              0               0     1,300/      0           0/      0
N. David Spence............................              0               0   116,500/ 23,100     241,825/ 49,088
Theodore Crumley...........................              0               0   111,500/ 28,700     232,675/ 60,988
Richard B. Parrish.........................              0               0    47,100/ 23,100           0/ 49,088
----------------------------------------------------------------------------------------------------------------

(1) The "value realized" represents the difference between the option's exercise price and the value of the company's common stock at the time of exercise.

(2) This column indicates the aggregate amount, if any, by which the common stock share price on December 31, 1998, $31.00, exceeded the options' exercise price.

                               OTHER BENEFIT PLANS

DEFERRED COMPENSATION

    Under our 1982 Executive Officer Deferred Compensation Plan, executive officers elected before January 1, 1987, could defer between 6% and 10% of their total compensation earned during a period of four years. In addition, each participant could elect to have an amount up to 3.6% of his or her compensation imputed to deferrals under the plan in lieu of matching contributions to the Savings and Supplemental Retirement Plan ("SSRP"). This plan is not funded, and its cost is largely offset by participant salary deferrals.

    The benefit payable to each participant under this plan upon retirement at age 65 is determined by the amount of salary deferred, any amount we have contributed, and the number of years to normal retirement age at the time of contribution. We pay the benefits in equal monthly installments up to 15 years. Participants may also elect to receive their accrued balance in a lump sum, but they will incur a 10% penalty and will be suspended from making contributions to any of our deferred compensation plans for a period of 12 months.

    The following table outlines the contributions and benefits under this plan for the named individuals participating in the plan as of December 31, 1998.

-----------------------------------------------------------------------------------------------------------------------
                                                                        PROJECTED
                                                                    YEARS OF SERVICE
                                                                     UPON ATTAINMENT     PARTICIPANT'S  ANNUAL BENEFIT
NAME                                                                    OF AGE 65          DEFERRAL        AT AGE 65
-----------------------------------------------------------------------------------------------------------------------
George J. Harad.................................................               38          $  87,225      $   118,120
Richard B. Parrish..............................................               42             71,343          113,688
-----------------------------------------------------------------------------------------------------------------------

PENSION PLAN

    The estimated annual benefits payable upon retirement at age 65 under this plan for specified high-five-year average remuneration and years-of-service classifications are set out in the following table.

                               PENSION PLAN TABLE

--------------------------------------------------------------------------------
                                        YEARS OF SERVICE
                ----------------------------------------------------------------
 REMUNERATION      15         20         25         30         35         40
--------------------------------------------------------------------------------
 $    200,000   $  37,500  $  50,000  $  62,500  $  75,000  $  87,500  $ 100,000
      250,000      46,875     62,500     78,125     93,750    109,375    125,000
      300,000      56,250     75,000     93,750    112,500    131,250    150,000
      400,000      75,000    100,000    125,000    150,000    175,000    200,000
      500,000      93,750    125,000    156,250    187,500    218,750    250,000
      600,000     112,500    150,000    187,500    225,000    262,500    300,000
      700,000     131,250    175,000    218,750    262,500    306,250    350,000
      800,000     150,000    200,000    250,000    300,000    350,000    400,000
      900,000     168,750    225,000    281,250    337,500    393,750    450,000
    1,000,000     187,500    250,000    312,500    375,000    437,500    500,000
--------------------------------------------------------------------------------

    The pension plan entitles each vested employee, including executive officers, to receive a pension benefit at normal retirement equal to 1 1/4% of the highest average of any five consecutive years of compensation (as defined in the plan) out of the last ten years of employment, multiplied by the employee's years of service.

    Boise Cascade Office Products Corporation is a participating employer in our pension plan.

    Under the plan, "compensation" is the employee's base salary plus any amounts earned under the company's and Boise Cascade Office Products Corporation's variable incentive compensation programs (only "Salary" and "Bonus" from the Summary Compensation Table). As of

December 31, 1998, the highest average of annual compensation during any five consecutive years for 1989 through 1998 and the years of service for the named executives are as follows:

----------------------------------------------------------------------------------------------------------------------
NAME                                                                              COMPENSATION     YEARS OF SERVICE
----------------------------------------------------------------------------------------------------------------------
George J. Harad................................................................   $  1,082,824                28
Christopher C. Milliken........................................................        330,175                21
N. David Spence................................................................        428,748                22
Theodore Crumley...............................................................        400,655                28
Richard B. Parrish.............................................................        396,931                38
----------------------------------------------------------------------------------------------------------------------

    As shown in the Pension Plan Table above, benefits are computed on a straight-life annuity basis and are not offset by social security or other retirement-type benefits. An employee is 100% vested in his or her pension benefit after five years of service, except for certain breaks in service. If an employee is entitled to a greater benefit under the plan's formula than the Internal Revenue Code allows for tax-qualified plans, the excess benefits will be paid from the company's general assets under the unfunded Supplemental Pension Plan. The benefit under the qualified pension plan is reduced by compensation deferred under any nonqualified deferred compensation plan. The Supplemental Pension Plan will also provide payments to the extent that participation in these deferred compensation plans has the effect of reducing an individual's pension benefit under the qualified plan.

    In the event of a change in control (as defined in the plan), the plan restricts our ability or our successor's ability to recoup surplus plan assets, if any exist. In general, after a change in control, the participants and beneficiaries will receive the plan's surplus assets, if any, on a pro rata basis if the plan is terminated, merged or consolidated with another plan, or the assets are transferred to another plan. After a change in control, a majority (in both number and interest) of plan participants and beneficiaries must consent to amend this provision.

SUPPLEMENTAL EARLY RETIREMENT PLAN

    The Supplemental Early Retirement Plan applies to executive officers:

    - 55 years old or older,

    - who have ten or more years of service,

    - who have served as an executive officer for at least five full years, and

    - who retire before age 65.

Eligible officers receive an early retirement benefit prior to age 65 equal to the benefit calculated under the Pension Plan for Salaried Employees without reduction due to the officer's early retirement.

EXECUTIVE OFFICER AGREEMENTS

    We have entered into agreements with each of our executive officers which formalize our severance benefits if the executive officer is terminated after a change in control of the company (as defined in the agreement). The agreements provide certain severance benefits and protect other benefits that the officers have already earned or reasonably expect to receive under our employee benefit plans. The officer will receive the benefits provided under the agreement if, after a change in control, we terminate the officer's employment other than for cause or disability (as defined in the agreement) or if the officer terminates employment after we take certain actions specified in the agreement which adversely affect the officer. Under the agreement, the officer must remain employed with us for six months following the first potential change in control.

    These agreements help ensure that we will have the benefit of these officers' services without distraction in the face of a potential change in control. The board of directors believes that the agreements are in the best interests of our shareholders and the company. Boise Cascade Office Products Corporation has entered into a similar agreement with Mr. Milliken.

    The benefits under the agreements include:

    - the officer's salary through the termination date;

    - severance pay equal to three times the officer's annual base salary and target incentive pay, less any severance pay that the officer receives under the Severance Pay Policy for Executive Officers, which is currently the amount of the officer's annual base salary;

    - vacation pay according to our Vacation Policy;

    - any earned but unpaid bonus under the Key Executive Performance Plan (or any substitute plan) for the year preceding termination;

    - an award under the Key Executive Performance Plan (or any substitute plan) equal to the greater of:

       (a) the officer's target award prorated through the month in which the officer is terminated, or

       (b) the actual award through the end of the month prior to termination based upon the award criteria for the applicable plan, prorated through the month in which the officer is terminated;

    - benefits under the Supplemental Early Retirement Plan; and

    - certain additional retirement and other employee benefits.

The agreements provide four additional benefits. First, we will maintain for up to one year all employee benefit plans and programs in which the officer was entitled to participate immediately prior to termination or we will substitute similar arrangements. Second, we will maintain our participation in the Split-Dollar Life Insurance Plan until the officer's insurance policy under that plan is fully paid. Third, we will pay legal fees and expenses which the officer incurs to enforce his or her rights or benefits under the agreement. Fourth, we will increase the officer's total payments under the agreement to cover any excise taxes imposed by the Internal Revenue Service as a result of such payments.

    The estimated amount of payments and other benefits (not including legal fees, if any) each named executive officer would receive under the agreement based on 1998 compensation figures (in excess of the benefits to which the officer is entitled without the agreement) is:

- George J. Harad.............................................  $11,143,253*
- Christopher C. Milliken.....................................    3,915,944
 (from Boise Cascade Office Products Corporation)
- N. David Spence.............................................    1,546,603
- Theodore Crumley............................................    3,942,783
- Richard B. Parrish..........................................    1,373,699

* In April 1999, this amount will be reduced to $6,976,247 when Mr. Harad qualifies for early retirement benefits under the Supplemental Early Retirement Plan.

(Payments which would be made subsequent to the termination date have been discounted as of December 31, 1998, at a rate of 5.35%, according to the requirements of Section 280G of the Internal Revenue Code.) Actual payments made under the agreements at any future date would vary, depending in part upon what the executive has accrued under the variable compensation plans and benefit plans and upon the market price of our common stock.

    Each agreement is effective until December 31, 2001. The agreements are automatically extended each January 1 for a new three-year period, unless we notify the officers by September 30 of the preceding year that we do not wish to extend the agreements.

DEFERRED COMPENSATION AND BENEFITS TRUST

    The company has established a deferred compensation and benefits trust. This trust is intended to ensure that participants and beneficiaries under our nonqualified and unfunded deferred compensation plans and the executive officer agreements will receive the benefits they have earned in the event of a change in control of the company (as defined in the plans and the agreements). The trust will not increase the benefits to which any individual participant is entitled under the covered plans and agreements. If a potential change in control occurs, the trust will be revocably funded. If an actual change in control occurs, the trust will be irrevocably funded and will pay benefits to participants in accordance with the plans and agreements. The trustee will receive fees and expenses either from us or from the trust assets. If the company becomes bankrupt or insolvent, the trust assets will be accessible to the claims of the company's creditors.

INDEMNIFICATION

    To the extent that Delaware law permits, we will indemnify our directors and officers against liabilities they incur in connection with actual or threatened proceedings to which they are or may become parties and which arise from their status as directors and officers. We insure, within stated limits, the directors and officers against these liabilities. The aggregate premium on the insurance policies for 1998 was $597,928.

                                OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any person who owns more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in Boise Cascade shares with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 1998 our directors and executive officers met all applicable SEC filing requirements.

BOISE CASCADE'S ANNUAL REPORT AND FORM 10-K

    We are mailing you our 1998 Annual Report with this proxy statement. We will file our Form 10-K with the SEC in March. Copies of the 1998 Annual Report to Shareholders and Annual Report on Form 10-K can be obtained at no charge from our Corporate Communications Department, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, 208/384-7990, or through our Internet home page at www.bc.com. Our financial statements are also on file with the SEC and with the New York and Chicago Stock Exchanges. You can obtain copies of these statements through the Securities and Exchange Commission's web site at www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    If you wish to submit a proposal to be included in our 2000 proxy statement, we must receive it no later than November 11, 1999.

    All other proposals to be presented at the meeting must be delivered to our corporate secretary, in writing, no later than January 25, 2000. According to our bylaws, your notice must include:

    - a brief description of the business you wish to bring before the meeting and the reasons for conducting the business at the meeting,

    - your name and address,

    - the class and number of shares of our stock which you beneficially own, and

    - any material interest you have in the business to be brought before the meeting.

    The chairperson of the meeting may disregard any business not properly brought before the meeting according to our bylaws.

SHAREHOLDER NOMINATIONS FOR DIRECTORS

    The Nominating Committee considers director nominees from shareholders for election at the annual shareholders meeting if a written nomination is received by our corporate secretary not less than 30 days or more than 60 days in advance of the meeting. According to our bylaws, your notice of nomination must include:

    - your name and address;

    - each nominee's name, age, and address;

    - each nominee's principal occupation or employment;

    - the number of shares of our stock which the nominee beneficially owns;

    - the number of shares of our stock which you beneficially own;

    - any other information that must be disclosed about nominees in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934; and

    - each nominee's executed consent to serve as our director if elected.

    The chairperson of the meeting may disregard any nomination not made in accordance with the above procedures.

    WE REQUEST THAT YOU PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT IT WILL BE AVAILABLE FOR USE AT THE MEETING.

                                          Karen E. Gowland
                                          Vice President
                                          and Corporate Secretary

March 11, 1999

                              [BOISE CASCADE LOGO]

                                [RECYCLED LOGO]

         This Notice and Proxy Statement is printed on recycled-content
                 ASPEN-TM- Lightweight Opaque paper produced by
          Boise Cascade's papermakers at its St. Helens, Oregon, mill.
          This paper is made with no less than 10% postconsumer fiber.

PROXY                            [LETTERHEAD]
                                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 15, 1999
-------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute.
 They are directed to vote all the shareholder's Boise Cascade Corporation stock held on February 22, 1999, at the company's annual meeting to be held on April 15, 1999, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at this meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND
                                         ---
FOR PROPOSAL 2.
---

1. Election of Directors: ROBERT K. JAEDICKE  FRANCESCA RUIZ DE LUZURIAGA
                          PAUL J. PHOENIX  FRANK A. SHRONTZ  WARD W. WOODS
   / / FOR all nominees  / / WITHHOLD AUTHORITY   WITHHOLD AUTHORITY for the
       (except as may        for all nominees     following nominee(s) only:
       be indicated)                              ______________________________
                                                  ______________________________

2. Appointment of Arthur Andersen LLP as independent accountants for 1999.
                                                 / / FOR / / AGAINST / / ABSTAIN

10-965a 1/99

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSALS 1 AND 2 WILL RECEIVE FOR VOTES.

This card provides voting authority for all beneficial holdings of Boise Cascade Corporation shares.

Please sign exactly as the name appears below and date this card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. When signing as a corporation, sign in full corporate name by an authorized officer. When signing as a partnership, sign in partnership name by an authorized person.


                                         __________________________   __________
                                         Signature of Shareholder     Date

                                         __________________________   __________
                                         Signature of Shareholder     Date

       Forward this card to D. F. King (solicitor) or to Corporate Election
                           Services (independent tabulator),
                          P.O. Box 1150, Pittsburgh, PA 15230
Backer for  10-965a

                                                     [LOGO]
                                                     BOISE CASCADE CORPORATION

Dear Shareholder:

The Boise Cascade Corporation annual meeting of shareholders will be held in the company's corporate headquarters building in Boise, Idaho, at noon, Mountain daylight time, April 15, 1999.

Shareholders of record on February 22, 1999, are entitled to vote by proxy, before or at the meeting. The proxy card attached to the bottom of this page is for your use in designating proxies and providing voting instructions.

The attached card serves both as a proxy designation (for shareholders of record, including those holding shares in the Dividend Reinvestment Plan) and as voting instructions (for Boise Cascade employee savings plan participants). As "named fiduciaries," participants in the Boise Cascade Corporation stock funds of the employee savings plans are entitled to provide voting instructions to the Trustee, using this card, for allocated shares and a portion of any unvoted or unallocated shares in the savings plan fund(s) in which they participate.

Individual proxy/voting instruction cards will be received and tabulated by Corporate Election Services, Inc., in Pittsburgh, Pennsylvania, an independent tabulator.

Please indicate your voting preferences on the card, SIGN and DATE the card, and return it to the independent tabulator in the envelope provided. YOUR VOTES ARE CONFIDENTIAL.


                                                   Thank you.


                     (fold and tear along perforation)

PROXY AND VOTING INSTRUCTION CARD                     BOISE CASCADE CORPORATION
                                                 ANNUAL MEETING OF SHAREHOLDERS
The Board of Directors recommends a vote FOR                     APRIL 15, 1999
all nominees listed below and FOR proposal 2.

1. Election of Directors: ROBERT K. JAEDICKE  FRANCESCA RUIZ DE LUZURIAGA
                          PAUL J. PHOENIX  FRANK A. SHRONTZ  WARD W. WOODS
   / / FOR all nominees  / / WITHHOLD AUTHORITY   WITHHOLD AUTHORITY for the
       (except as may        for all nominees     following nominee(s) only:
       be indicated)                              ______________________________
                                                  ______________________________

2. Appointment of Arthur Andersen LLP as independent accountants for 1999.
                                                 / / FOR / / AGAINST / / ABSTAIN


                                         __________________________   __________
                                         Signature of Shareholder     Date

                                         __________________________   __________
                                         Signature of Shareholder     Date

                                         Shareholder(s) must sign as name(s)
                                         appear in account registration printed
                                         to the left.
Forward this card to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA  15230
                          (Instructions on Reverse Side)           10-2033 1/99

    Printed on Boise Cascade Corporation's SUMMIT-Registered Trademark- TAG-X,
               100# White, which is made in St. Helens, Oregon.

PROXY AND VOTING INSTRUCTION CARD                     BOISE CASCADE CORPORATION
                                                 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY AND THESE INSTRUCTIONS ARE SOLICITED                  APRIL 15, 1999
ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote (as indicated on the reverse side of this card) all the shareholder's Boise Cascade Corporation stock held on February 22, 1999, at the company's annual meeting to be held on April 15, 1999, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at this meeting. If the shareholder is a current or former company employee, this card also provides voting instructions to the Trustee for shares held in any Boise Cascade Corporation employee savings plans.

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then proposals 1 and 2 will receive FOR votes.

                         (To be SIGNED on other side)
                                                      Backer for  10-2033 1/99

                    ANNUAL MEETING OF SHAREHOLDERS, APRIL 15, 1999

                                        PROXY

                                       FOR THE

                        CONVERTIBLE PREFERRED STOCK, SERIES D


     BOISE CASCADE CORPORATION     -    1111 West Jefferson Street
                                        P.O. Box 50
                                        Boise Idaho 83728-0001
_____________________________________________________________________
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The trustee signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote all the shares of Boise Cascade Corporation stock held of record by the trustee on February 22, 1999, at the company's annual meeting to be held on April 15, 1999, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at this meeting.

The Board of Directors recommends a vote FOR all nominees listed below and FOR proposal 2.

 1.  Election of Directors:   ROBERT K. JAEDICKE            FRANK A. SHRONTZ
                              FRANCESCA RUIZ DE LUZURIAGA   WARD W. WOODS
                              PAUL J. PHOENIX


                                        FOR                   WITHHOLD

     Robert K. Jaedicke            ____________             ____________

     Francesca Ruiz de Luzuriaga   ____________             ____________

     Paul J. Phoenix               ____________             ____________

     Frank A. Shrontz              ____________             ____________

     Ward W. Woods                 ____________             ____________


 2.  Appointment of Arthur Andersen LLP as independent accountants for 1999.

     SHARES FOR:         SHARES AGAINST:          SHARES ABSTAINING:
     ___________         ______________           _______________

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSALS 1 AND 2 WILL RECEIVE FOR VOTES. YOU, AS TRUSTEE, MUST SIGN AND RETURN THIS PROXY FOR THE PLAN SHARES TO BE COUNTED.

This proxy provides voting authority for all holdings of Boise Cascade Corporation Convertible Preferred Stock, Series D (ESOP).

Please sign exactly as name appears below. When signing as trustee, give full title as such.

STATE STREET BANK AND TRUST COMPANY, as                     5,328,292.787 Shares
trustee for the Boise Cascade Corporation
Savings and Supplemental Retirement Plan and Employee Stock Ownership Plan.




Date:  April    , 1999
            ---

Signature of Trustee
                     -------------------------------------------


Forward this form to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA 15230-9954